Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of PAVmed Inc. on Form S-3 of our report dated March 15, 2021, with respect to our audit of the consolidated financial statements of PAVmed Inc. as of December 31, 2020 and 2019 and for the two years then ended, which report is included in the Annual Report on Form 10-K of PAVmed Inc. for the year ended December 31, 2020.

/s/ Marcum llp

Marcum llp

New York, NY

December 21, 2021